Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276248

PROSPECTUS SUPPLEMENT

(To prospectus dated April 4, 2024)

2,000,000 Shares

8.00% Series B Cumulative Redeemable Preferred Stock

Global Medical REIT Inc. (“we,” “us,” “our” or the “Company”) is an internally-managed real estate investment trust (“REIT”) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems. We are selling 2,000,000 shares of our 8.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), in this offering. This is the original issuance of shares of our Series B Preferred Stock, which will have a liquidation preference of $25.00 per share.

Holders of Series B Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the board of directors of the Company (the “Board of Directors”) or a duly authorized committee of the Board of Directors. Any such dividends will be payable in cash from the original issuance date on a cumulative basis, quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2026 to holders of record as of January 15, 2026. The dividend rate of 8.00% per annum will be applied to the liquidation preference of $25.00 per share (equivalent to $2.00 per share per annum). Payment of dividends on the Series B Preferred Stock is subject to certain legal and other restrictions as described elsewhere in this prospectus supplement.

We may, at our option, redeem the Series B Preferred Stock for cash in whole or in part, from time to time, at any time on or after November 20, 2030, as described under “Description of Series B Preferred Stock — Redemption — Redemption at Our Option,” at a cash redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which, except for limited circumstances described herein, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the New York Stock Exchange (the “NYSE”), the NYSE American or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq, we may, at our option, redeem the Series B Preferred Stock for cash, in whole or in part, within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but excluding, the date of redemption. If we have provided or provide notice of our election to redeem the Series B Preferred Stock, the holders of the Series B Preferred Stock will not be permitted to exercise the conversion right described below. The shares of Series B Preferred Stock do not have any maturity date and will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control by the holders of the Series B Preferred Stock. The shares of Series B Preferred Stock will have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods, as set forth herein under “Description of Series B Preferred Stock — Voting Rights.”

Upon the occurrence of a Change of Control, as a result of which, except for limited circumstances described herein, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq, each holder of Series B Preferred Stock will have the right to convert some or all of the Series B Preferred Stock held by such holder into our common stock, $0.001 par value per share, as described herein under “Description of Series B Preferred Stock — Conversion Right upon a Change of Control,” unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock as described herein under “Description of Series B Preferred Stock — Redemption.”

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter, including the Articles Supplementary establishing the terms of the Series B Preferred Stock, contains various other restrictions on the ownership and transfer of our Series B Preferred Stock. See “Description of Series B Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement.

No current market exists for our Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GMRE PrB.” If the listing application is approved, we expect trading of the Series B Preferred Stock to commence within 30 days after initial delivery of the shares of Series B Preferred Stock. Our common stock is traded on the NYSE under the symbol “GMRE.”

Investing in our Series B Preferred Stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in the Series B Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$25.00	$50,000,000
Underwriting discounts and commissions	$0.7875	$1,575,000
Proceeds, before expenses, to us	$24.2125	$48,425,000

We have granted the underwriters an option to purchase up to an additional 300,000 shares of Series B Preferred Stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus supplement, solely to cover over-allotments. If the underwriters exercise this option in full, the total public offering amount will be $57,500,000, the total underwriting discounts and commissions payable by us will be $1,811,250 and our total proceeds, before expenses payable by us, will be $55,688,750.

We expect to deliver shares of the Series B Preferred Stock to the underwriters on or about November 20, 2025 through the book-entry facilities of The Depository Trust Company (“DTC”).

Joint Book-Running Managers
Raymond James	BMO Capital Markets	Stifel	Baird

Co-Managers
Janney Montgomery Scott	B. Riley Securities	Ladenburg Thalmann
Berenberg	Colliers Securities LLC

The date of this prospectus supplement is November 13, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered by these documents and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated by reference in these documents is current only as of the respective dates of those documents or the dates that are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Series B Preferred Stock we are offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or documents incorporated by reference herein or therein prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus, any applicable free writing prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “us” and “our company” refer to Global Medical REIT Inc., a Maryland corporation (the “Company”), together with its consolidated subsidiaries, including: (1) Global Medical REIT L.P. (the “Operating Partnership”), a Delaware limited partnership, and (2) Global Medical REIT GP LLC (the “GP”), a Delaware limited liability company that is our wholly owned subsidiary and the sole general partner of our Operating Partnership.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus supplement and the accompanying prospectus, including the documents that we have incorporated by reference, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “will” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.

The forward-looking statements included in this prospectus supplement and the accompanying prospectus, including the documents that we have incorporated by reference, are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time the forward-looking statements are made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Factors that could cause actual results to vary from our forward-looking statements include, but are not limited to:

•	difficulties in identifying healthcare facilities to acquire (due to increased cost of capital, competition or otherwise) and completing such acquisitions;

•	defaults on or non-renewal of leases by tenants;

•	our ability to collect rents;

•	increases in interest rates and increased operating costs;

•	macroeconomic and geopolitical factors, including, but not limited to, inflationary pressures, tariffs and international trade policies, elevated interest rates, distress in the banking sector, global supply chain disruptions and ongoing geopolitical conflicts and war;

•	changes in current healthcare and healthcare real estate trends and costs, including wage inflation;

•	an epidemic or pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it;

•	our ability to satisfy the covenants in our existing and any future debt agreements;

•	our ability to refinance our existing debt when needed or on favorable terms;

•	decreased rental rates or increased vacancy rates, including expected rent levels on acquired properties;

•	adverse economic or real estate conditions or developments, either nationally or in the markets in which our facilities are located;

•	our failure to generate sufficient cash flows to service our outstanding obligations;

•	our ability to satisfy our short and long-term liquidity requirements;

•	our ability to deploy the debt and equity capital we raise;

•	our ability to hedge our interest rate risk;

•	our ability to raise additional equity and debt capital on attractive terms or at all;

S-iii

•	our ability to make distributions on shares of our common and preferred stock or to redeem our preferred stock when the applicable criteria for redemption has been met;

•	expectations regarding the timing and/or completion of any acquisition;

•	expectations regarding the timing and/or completion of dispositions, and the expected use of proceeds therefrom;

•	our use of joint ventures may limit our returns on and our flexibility with jointly-owned investments;

•	general volatility of the market price of our common and preferred stock;

•	changes in our business or our investment or financing strategy;

•	our dependence upon key personnel, whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in healthcare laws, governmental regulations, tax laws and similar matters;

•	changes in expected trends in Medicare, Medicaid and commercial insurance reimbursement trends, including changes in Medicaid reimbursement rates pursuant to the One Big Beautiful Bill Act;

•	competition for investment opportunities;

•	our failure to successfully integrate acquired healthcare facilities;

•	our expected capital and tenant improvement expenditures;

•	changes in accounting policies generally accepted in the United States of America (“GAAP”);

•	lack of, or insufficient amounts of, insurance;

•	other factors affecting the real estate industry generally;

•	changes in the tax treatment of our distributions;

•	our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to qualify for the safe harbor from the 100% prohibited transactions tax under the REIT rules with respect to our property dispositions;

•	limitations imposed on our business due to, and our ability to satisfy, complex rules relating to REIT qualification for U.S. federal income tax purposes; and

•	the factors discussed in this prospectus supplement, including those set forth under the section titled “Risk Factors,” and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other documents that we file with the SEC.

All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. We intend to apply to list the Series B Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol “GMRE PrB.” Our corporate website is located at www.globalmedicalreit.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us, our common stock and our Series B Preferred Stock, we refer you to the registration statement and to such exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

S-v

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents or information filed with the SEC into this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A related to our 2024 annual meeting of stockholders, filed on March 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 8, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 6, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 5, 2025;

•	our Current Reports on Form 8-K filed on January 8, 2025, May 15, 2025, May 28, 2025, June 23, 2025, September 19, 2025, October 8, 2025 and November 13, 2025;

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2016, including any amendment or report filed for the purpose of updating such description;

•	the description of our 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), in our Registration Statement on Form 8-A filed with the SEC on September 14, 2017, including any amendment or report filed for the purpose of updating such description; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offer and sale of shares of our Series B Preferred Stock pursuant to this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting: Global Medical REIT Inc., 7373 Wisconsin Avenue, Suite 800, Bethesda, Maryland 20814, telephone: (202) 524-6851.

S-vi

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein, before making an investment decision.

Our Company

We are a Maryland corporation and internally managed REIT that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems. We hold our facilities and conduct our operations through the Operating Partnership. Our wholly owned subsidiary, Global Medical REIT GP LLC, is the sole general partner of our Operating Partnership and, as of September 30, 2025, we owned 92.14% of the outstanding common operating partnership units (“OP Units”) of our Operating Partnership, with an aggregate of 7.86% of the Operating Partnership owned by holders of long-term incentive plan units and third-party limited partners who contributed properties or services to the Operating Partnership in exchange for OP Units.

Our revenues are derived from the rental and operating expense reimbursement payments we receive from our tenants, and most of our leases are medium-to-long-term triple net leases with contractual rent escalation provisions. Our primary expenses are depreciation, interest, and general and administrative expenses. We finance our acquisitions with a mixture of debt and equity primarily from our cash from operations, borrowings under our credit facility (our “Credit Facility”), and stock issuances.

Our Properties

As of September 30, 2025, we had gross investments of approximately $1.5 billion in real estate, consisting of 191 buildings with an aggregate of approximately 5.2 million leasable square feet and approximately $118.4 million of annualized base rent. This data does not include amounts for properties held in our unconsolidated joint venture. As of September 30, 2025, we held a 12.5% interest in a joint venture that holds two medical real estate assets that were purchased by the joint venture from the Company for an aggregate purchase price of $35.2 million. As of September 30, 2025 the joint venture had mortgage indebtedness of $17.6 million. We account for our interest in the joint venture using the equity method of accounting.

Corporate Information

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and that our organization and current and proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. As a REIT, we generally are not subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal and state income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates, and we will be ineligible to qualify as a REIT for four subsequent tax years. Even if we qualify as a REIT, we may be subject to certain state or local income taxes, and our TRS will be subject to federal, state and local taxes on its income at regular corporate rates.

Our common stock is listed on the NYSE under the symbol “GMRE.” Our Series A Preferred Stock is listed on the NYSE under the symbol “GMRE PrA.” We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GMRE PrB.” We are incorporated under the laws of Maryland. Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 800, Bethesda MD, 20814. Our telephone number is (202) 524-6851. Our website is located at http://www.globalmedicalreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

THE OFFERING

Issuer	Global Medical REIT Inc.

Series B Preferred Stock Offered by Us	2,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (plus up to an additional 300,000 shares of Series B Preferred Stock if the underwriters exercise their option to purchase additional shares in full). We reserve the right to reopen this series and issue additional shares of Series B Preferred Stock at any time either through public or private sales.

Ranking	The Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to our common stock and to any other class or series of our equity shares with terms specifically providing that those equity shares rank junior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	on parity with our Series A Preferred Stock and any other series of preferred or convertible preferred stock of the Company, the terms of which provide for cumulative dividends, other than the securities referred to in the immediately preceding and immediately following bullets; and

•	junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, which issuance is subject to the approval of the holders of two-thirds of the outstanding Series B Preferred Stock and any parity equity shares (including the Series A Preferred Stock), none of which exists on the date hereof.

See “Description of Series B Preferred Stock — Ranking.”

Dividends	Dividends on the Series B Preferred Stock, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), will accrue or be payable in cash on the liquidation preference amount from the original issue date, on a cumulative basis, quarterly in arrears on each dividend payment date. Any such dividends will be payable at a fixed rate per annum equal to 8.00% of the liquidation preference of $25.00 per share (equivalent to $2.00 per share per annum).

Dividends on the Series B Preferred Stock will be cumulative and will accrue whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized.

Dividend Payment Dates	January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2026. The first dividend is scheduled to be paid on January 31, 2026 to holders of record as of January 15, 2026, and will be a pro rata dividend from and including the original issue date of the Series B Preferred Stock to, but excluding the January 31, 2026 payment date in the amount of $0.388 per share. If any scheduled dividend payment date is not a business day, then the payment will be made on the next succeeding business day and no additional dividends will accrue as a result of that postponement. “Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

No Maturity	The shares of Series B Preferred Stock do not have any maturity date, and we are not required to redeem or repurchase shares of Series B Preferred Stock. Accordingly, the shares of Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control (as defined below) by the holders of the Series B Preferred Stock.

Optional Redemption	We may, at our option, redeem shares of the Series B Preferred Stock for cash in whole or in part, from time to time, at any time on or after November 20, 2030 at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), if any, to, but excluding, the date of redemption.

We may also redeem the Series B Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer.”

Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of our common stock or of any other class or series of stock ranking junior as to such a distribution to the Series B Preferred Stock, a liquidating distribution in the amount of $25.00 per share plus accumulated and unpaid dividends (whether or not authorized or declared).

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock for cash, in whole or in part, within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), if any, to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below with respect to the shares subject to such notice.

A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transaction on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock in whole or in part) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series B Preferred Stock, plus (y) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the shares of Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Share Price; and

•	1.55666 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Date” and “Common Stock Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series B Preferred Stock — Conversion Right upon a Change of Control.”

Voting Rights	Holders of the Series B Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting as a single class together with the holders of the Series A Preferred Stock and the holders of all other classes or series of preferred stock, or preferred stock, ranking on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, or parity preferred stock, and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders to serve on the Board of Directors until all unpaid dividends with respect to the Series B Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to authorize, create, issue or increase any class or series of equity shares ranking senior to the Series B Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series B Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Preferred Stock and the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series B Preferred Stock, voting separately as a class, is required. Holders of the Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Preferred Stock. Among other things, we may, without any vote of the holders of our Series B Preferred Stock, issue additional shares of Series B Preferred Stock and may authorize and issue additional classes or series of parity equity shares or junior equity shares.

Restrictions on Ownership and Transfer	To assist us in qualifying as a REIT, among other purposes, our charter generally limits beneficial and constructive ownership of our capital stock by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter, including the Articles Supplementary establishing the terms of our Series B Preferred Stock (the “Articles Supplementary”), contains various other restrictions on the ownership and transfer of our Series B Preferred Stock. See “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer.”

Listing	We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GMRE PrB.” If the listing application is approved, we expect trading of the Series B Preferred Stock to commence within 30 days after initial delivery of the shares. The underwriters have advised us that they may make a market in the Series B Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports with the SEC.

Use of Proceeds	We estimate that the net proceeds from the sale of shares of our Series B Preferred Stock in this offering will be approximately $48.1 million (or approximately $55.4 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to contribute the net proceeds we receive from this offering to our Operating Partnership in exchange for 8.00% Series B Cumulative Redeemable Preferred Operating Partnership units (“Series B Preferred OP Units”). Our Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, which may include funding new acquisitions and repaying indebtedness, including amounts outstanding under our Credit Facility. See the section of this prospectus supplement entitled “Use of Proceeds.”

Conflicts of Interest and Other Relationships	We may use a portion of the net proceeds from this offering to repay amounts outstanding from time to time under the Credit Facility. Affiliates of Raymond James & Associates, Inc. (“Raymond James”), BMO Capital Markets Corp. (“BMO”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) are lenders and/or agents under our Credit Facility, and, if we repay amounts outstanding from time to time under such Credit Facility with net proceeds from this offering, such affiliates may receive a portion of the net proceeds from this offering. Robert W. Baird & Co. Incorporated (“Baird”) will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under our Credit Facility, in connection with this offering.

In addition, BMO, Stifel, Baird, Janney Montgomery Scott LLC (“Janney”), B. Riley Securities, Inc. (“B. Riley”), Berenberg Capital Markets LLC (“Berenberg”) and Colliers Securities LLC (“Colliers”) and/or their respective affiliates are also sales agents, forward sellers and/or forward purchasers under our “at the market offering” sales agreement. Under our “at the market offering” program, we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $300.0 million, including through forward sales. See “Use of Proceeds” and “Underwriting—Conflicts of Interest and Other Relationships.”

Transfer Agent, Registrar and Depositary	Equiniti Trust Company, LLC will be the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.

Risk Factors	Investing in our Series B Preferred Stock involves various risks. You should read carefully and consider the risks discussed under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein, before making a decision to invest in our Series B Preferred Stock.

Settlement	The underwriters expect to deliver the shares of Series B Preferred Stock against payment therefor through DTC on or about November 20, 2025, which is the fifth business day following the pricing of this offering.

RISK FACTORS

Before purchasing any securities offered by this prospectus supplement, you should carefully consider the risk factors incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as the other risks, uncertainties and additional information set forth in our SEC reports on Form 10-K, Form 10-Q and Form 8-K and in the other documents incorporated by reference into this prospectus supplement, and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” Some statements in this prospectus supplement, including statements contained in the following risk factors, constitute forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Our Business

Our Series B Preferred Stock has not been rated by a nationally recognized statistical rating organization.

We have not sought to obtain a rating for our Series B Preferred Stock from a nationally recognized statistical rating organization. However, no assurance can be given that one or more nationally recognized statistical rating organizations might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series B Preferred Stock, which could adversely impact the market price of our Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series B Preferred Stock.

Shares of our Series B Preferred Stock are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list our Series B Preferred Stock on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.

Shares of our Series B Preferred Stock are newly issued securities with no established trading market. We intend to apply to list our Series B Preferred Stock on the NYSE, but we cannot assure you that our Series B Preferred Stock will be approved for listing. An active trading market on the NYSE for our Series B Preferred Stock may not develop or, even if it develops, may not be sustained, in which case the trading price of our Series B Preferred Stock could be adversely affected.

The market price and trading volume of our Series B Preferred Stock may fluctuate substantially and be volatile due to numerous factors beyond our control.

The market price of our Series B Preferred Stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our Series B Preferred Stock may fluctuate and cause significant price variations to occur. If the market price of our Series B Preferred Stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the market price of our Series B Preferred Stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect or result in fluctuations in the price or trading volume of our Series B Preferred Stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports by securities analysts;

•	increased difficulty in maintaining or obtaining financing on attractive terms, or at all;

•	changes in interest rates;

•	changes in market valuations of similar companies;

•	changes in the regulatory environment in which our business operates;

•	additions or departures of key personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Our Series B Preferred Stock is subordinate to our debt and other liabilities, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

As of September 30, 2025, our total gross indebtedness to third parties was approximately $711.7 million, and our other liabilities were approximately $18.8 million. We may incur significant additional debt to finance future acquisition activities as well as additional liabilities in operating our business. Our Series B Preferred Stock is subordinate to all of our existing and future debt, including borrowings under our Credit Facility and any indebtedness that we may incur in the future. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities.

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. There are currently 3,105,000 shares of our Series A Preferred Stock outstanding. The issuance of additional preferred stock on parity with or senior to our Series B Preferred Stock would dilute the interests of the holders of our Series B Preferred Stock, and any issuance of preferred stock senior to our Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series B Preferred Stock. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or redeem or otherwise repurchase any shares of Series B Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series B Preferred Stock. In addition, in the event of any liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up.

Other than the conversion right afforded to holders of Series B Preferred Stock upon the occurrence of a Change of Control as described under “Description of Series B Preferred Stock — Conversion Right upon a Change of Control” and other than the limited voting rights as described under “Description of Series B Preferred Stock — Voting Rights,” none of the provisions relating to our Series B Preferred Stock relate to or limit our indebtedness or afford the holders of our Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of our Series B Preferred Stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series B Preferred Stock.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series B Preferred Stock will bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

An increase in market interest rates may have an adverse effect on the market price of and our ability to pay distributions on our Series B Preferred Stock.

One of the factors that investors may consider in deciding whether to buy or sell our Series B Preferred Stock is the dividend rate as a percentage of the stock price, relative to market interest rates. If market interest rates increase, prospective investors may seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our Series B Preferred Stock. For instance, if interest rates rise, the market price of our Series B Preferred Stock could decrease because potential investors may require a higher dividend yield as market rates on our interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay distributions on our Series B Preferred Stock.

If you own shares of our Series B Preferred Stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you own shares of our Series B Preferred Stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock.

You will have rights with respect to our common stock only if and when we deliver common stock to you upon conversion of your shares of Series B Preferred Stock in connection with a Change of Control, and, in certain cases, under the conversion rate adjustments applicable to our Series B Preferred Stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Holders of Series B Preferred Stock will have limited voting rights.

Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. However, holders of the Series B Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series B Preferred Stock, as described under “Description of Series B Preferred Stock — Voting Rights.” In addition, if dividends on the Series B Preferred Stock, or any other parity equity shares (as defined in “Description of Series B Preferred Stock — Ranking”), including our Series A Preferred Stock, have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock on parity with the Series B Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional directors of our Board of Directors, subject to the terms and to the limited extent described under “Description of Series B Preferred Stock — Voting Rights.” The Series B Preferred Stock place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above. See “Description of Series B Preferred Stock — Voting Rights.”

You may not be permitted to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion feature of our Series B Preferred Stock may not adequately compensate you and may make it more difficult for a third party to take over the Company or discourage a third party from taking over the Company.

Upon the occurrence of a Change of Control, holders of our Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem our Series B Preferred Stock) to convert some or all of their Series B Preferred Stock into our common stock (or equivalent value of alternative consideration). See “Description of Series B Preferred Stock — Conversion Right upon a Change of Control.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock per share of Series B Preferred Stock equal to the lesser of (i) the conversion value (equal to the liquidation preference and unpaid and accrued dividends) divided by the closing price on the date of the event triggering the Change of Control and (ii) the Share Cap, subject to adjustments, which may result in a holder receiving value that is less than the liquidation preference of the Series B Preferred Stock. In addition, these features of the Series B Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The market price of common stock received in a conversion of our Series B Preferred Stock may decrease between the date received and the date the common stock is sold.

The market price of our common stock received in a conversion may decrease between the date received and the date our common stock is sold. The stock markets, including the NYSE, have experienced significant price and volume fluctuations. As a result, the market price of our common stock may be similarly volatile, and recipients of our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including sales of common stock by other stockholders who received common stock upon conversion of their Series A Preferred Stock or Series B Preferred Stock, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors. See “— Shares of our Series B Preferred Stock are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list our Series B Preferred Stock on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.”

Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our Series B Preferred Stock depends almost entirely on the distributions we receive from our Operating Partnership. We may not be able to pay dividends regularly.

We may not be able to pay dividends on a regular quarterly basis in the future. We intend to contribute the entire net proceeds from this offering to our Operating Partnership in exchange for Series B Preferred OP Units that have substantially the same economic terms as the Series B Preferred Stock. Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on the Series B Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our Operating Partnership. If our Operating Partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series B Preferred Stock. Furthermore, any new shares of preferred stock senior to or on parity with the Series B Preferred Stock and Series A Preferred Stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our Series B Preferred Stock is limited by Maryland law. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed, if the company were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock of capital stock then outstanding, if any, with preference senior to those of our Series B Preferred Stock, unless the terms of such class or series provide otherwise.

Investors should not expect us to redeem the Series B Preferred Stock on or after the date it becomes redeemable at our option.

The Series B Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series B Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after November 20, 2030. Any decision we may make to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

If we are not paying full dividends on any outstanding parity equity shares, including the Series A Preferred Stock, we will not be able to pay full dividends on Series B Preferred Stock.

When dividends are not paid in full on the shares of Series B Preferred Stock and any other parity equity shares for a dividend period, all dividends declared with respect to shares of Series B Preferred Stock and all parity equity shares for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series B Preferred Stock for such dividend period and all parity equity shares for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity equity shares, including the Series A Preferred Stock, we will not be able to pay full dividends on Series B Preferred Stock.

There may be future sales of Series B Preferred Stock, which may adversely affect the market price of the Series B Preferred Stock.

We are not restricted from issuing additional shares of Series B Preferred Stock or securities similar to the Series B Preferred Stock including any securities that are convertible into or exchangeable for, or that represent the right to receive, the Series B Preferred Stock. Holders of the Series B Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series B Preferred Stock could decline as a result of sales of additional shares of Series B Preferred Stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

Our management team has broad discretion in the use of the proceeds of this offering and we may invest or spend such proceeds in ways with which you may not agree or in ways that may not yield a significant return.

Our management will have broad discretion over the use of the proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include funding new acquisitions and repaying indebtedness, including amounts outstanding under our Credit Facility. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately. As a result, the net proceeds from this offering may be used for purposes that do not increase our operating results or enhance the value of our Series B Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

Other than in connection with certain Change of Control transactions, the Series B Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the stock when, as and if authorized by the Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series B Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

Our charter, including the Articles Supplementary designating the Series B Preferred Stock, contains restrictions upon transfer and ownership of our stock, which may impair the ability of holders to acquire the Series B Preferred Stock or convert Series B Preferred Stock into our common stock.

Our charter, including the Articles Supplementary, contains restrictions on transfer and ownership of our stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. Our charter provides that generally no person, other than certain exempted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. See “Description of the Series B Preferred Stock — Restrictions on Transfer and Ownership” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series B Preferred Stock. No holder of Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of shares of our common stock would cause the holder to exceed any of the limitations on ownership and transfer contained in our charter. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our Series B Preferred Stock in this offering will be approximately $48.1 million (or approximately $55.4 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to contribute the net proceeds of this offering to our Operating Partnership in exchange for Series B Preferred OP Units in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, including funding new acquisitions and repaying indebtedness, which may include amounts outstanding under our Credit Facility.

Our Credit Facility consists of (i) $500 million of term loans, which include (a) a $350 million term loan (“Term Loan A”) and (b) a $150 million term loan (“Term Loan B”), and (ii) a $400 million revolver (the “Revolver”). Term Loan A is further divided into three term loans consisting of: (i) $100 million term loan maturing in October 2029, (ii) $100 million term loan maturing in October 2030; and (iii) $150 million term loan maturing in April 2031. Term Loan B matures in February 2028 and the Revolver matures in October 2029, with two six-month extension options. Our Credit Facility also includes a $500 million accordion feature. Amounts repaid under the Revolver may be re-borrowed from time to time, subject to the terms of our Credit Facility.

As of September 30, 2025, we had approximately $708.5 million in borrowings outstanding under our Credit Facility, net of unamortized debt issuance costs. Interest rates on amounts outstanding under our Credit Facility equal the term Secured Overnight Financing Rate plus a borrowing spread based on the current pricing grid in our Credit Facility. Borrowings under our Credit Facility were primarily incurred to fund acquisitions.

Affiliates of Raymond James, BMO and Stifel are lenders and/or agents under our Credit Facility. To the extent we repay amounts outstanding from time to time under such Credit Facility with net proceeds from this offering, such affiliates may receive a portion of the net proceeds from this offering. See “Underwriting—Conflicts of Interest and Other Relationships.” Baird will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under our Credit Facility, in connection with this offering.

Pending the permanent use of the net proceeds of this offering, the Operating Partnership may invest the net proceeds in interest-bearing short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT.

DESCRIPTION OF SERIES B PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series B Preferred Stock, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our charter, including the Articles Supplementary, our bylaws and Maryland law.

For purposes of this section, references to “we,” “our” and “our company” refer only to Global Medical REIT Inc. and not to any of its subsidiaries.

General

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 3,105,000 shares of preferred stock have been classified as shares of our Series A Preferred Stock. Our charter authorizes the Board of Directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Our Board of Directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred stock of that class or series.

Reopening

The Articles Supplementary will permit us to “reopen” this series, without the consent of the holders of our Series B Preferred Stock, in order to issue additional shares of Series B Preferred Stock from time to time. Any additional Series B Preferred Stock will have the same terms as the Series B Preferred Stock that we are issuing in this offering. These additional Series B Preferred Stock will, together with the Series B Preferred Stock being issued in this offering, constitute a single series of securities.

Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series B Preferred Stock at our option as described below in “— Redemption,” or (ii) they are converted by the holder of such Series B Preferred Stock in the event of a Change of Control as described below in “— Conversion Right upon a Change of Control.”

Ranking

The Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

1)	senior to our common stock and to any other class or series of our equity shares the terms of which provide that such equity securities rank junior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (“junior equity shares”);

2)	on parity with our Series A Preferred Stock and any other preferred or convertible preferred stock of the Company, the terms of which provide for cumulative dividends, other than the securities referred to in clauses (1) and (3) (“parity equity shares”); and

3)	junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, which issuance is subject to the approval of the holders of two-thirds of the outstanding Series B Preferred Stock and any parity equity shares.

The term “equity shares” does not include convertible debt securities, which debt securities would rank senior to the Series B Preferred Stock.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends from the original issue date or the immediately preceding dividend payment date, as applicable, quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, a “dividend payment date”). The first dividend is scheduled to be paid on January 31, 2026 to holders of record as of January 15, 2026 and will be a pro rata dividend from and including the original issue date of the Series B Preferred Stock to but excluding the January 31, 2026 payment date in the amount of $0.388 per share. The first dividend will be paid on February 2, 2026 since January 31, 2026 is not a business day.

These cumulative cash dividends will accrue at a rate per annum equal to 8.00% of the liquidation preference of $25.00 per share (equivalent to $2.00 per share per annum) with respect to each dividend period from and including the original issue date. In the event that we issue additional Series B Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date or the most recent dividend payment date at which dividends were paid in full.

Dividends will be payable to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series B Preferred Stock are the January 15, April 15, July 15 or October 15 immediately preceding the relevant dividend payment date (each, a “dividend record date”). The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will be the period from and including the original issue date of the Series B Preferred Stock to, but excluding the January 31, 2026 dividend payment date. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be calculated from the original issue date.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for U.S. federal income tax purposes, paid or made available for that year to holders of all classes of our shares of capital stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series B Preferred Stock will be in proportion to the amount that the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of Series B Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

The Series B Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series B Preferred Stock with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or redeem or otherwise repurchase any Series B Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity shares, and no junior equity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation does not apply to:

•	repurchases, redemptions or other acquisitions of junior equity shares of the Company in connection with any employee incentive or benefit plan;

•	an exchange, redemption, reclassification or conversion of any class or series of the Company’s junior equity shares, or any junior equity shares or securities of a subsidiary of the Company, for any class or series of the Company’s junior equity shares; or

•	any dividend in the form of shares of capital stock, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for Series B Preferred Stock) in full upon the Series B Preferred Stock and any other parity equity shares, all dividends declared upon the Series B Preferred Stock and all such parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.

Our Board of Directors will not authorize and we will not pay or set apart for payment dividends on our Series B Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby, will be at the discretion of our Board of Directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our Board of Directors deems relevant. In addition, our Credit Facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on our Series A Preferred Stock and the Series B Preferred Stock being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our Board of Directors (or a duly authorized committee of the Board of Directors) and may be declared and paid on our common stock and any shares of capital stock ranking, as to dividends, equally with or junior to the Series B Preferred Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, and before any distribution of assets is made to holders of common stock or of any of our other classes or series of stock ranking junior to the Series B Preferred Stock as to such a distribution, a liquidating distribution in the amount of $25.00 per share, plus accumulated and unpaid dividends (whether or not authorized or declared) through but excluding the date of the final distribution to such holders. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any of our other shares of capital stock ranking equally as to such distribution with the Series B Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accumulated but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any of our other shares of capital stock ranking equally as to the liquidation preference, the holders of our shares of capital stock ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of the Company with or into any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company. See “— Conversion Right upon a Change of Control” below for information about conversion of the Series B Preferred Stock in the event of a change of control of the Company.

Redemption

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control (as defined below) by the holders of the Series B Preferred Stock.

Redemption at Our Option

We may, at our option, redeem the Series B Preferred Stock for cash in whole or in part, from time to time, at any time on or after November 20, 2030, upon not less than 30 nor more than 60 days’ notice at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but excluding, the date of redemption. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock. Investors should not expect us to redeem the Series B Preferred Stock on or after the date such shares become redeemable at our option.

If Series B Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date of redemption thereof (provided that, if the shares of Series B Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series B Preferred Stock for payment of the redemption price. If notice of redemption of any Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series B Preferred Stock, such Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

We may also redeem the Series B Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”

Special Redemption Option upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series B Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the special redemption price;

•	a statement setting forth the calculation of such special redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such shares of Series B Preferred Stock;

•	that the shares of Series B Preferred Stock are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transaction on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem, in whole or in part, the Series B Preferred Stock as described above under “— Redemption”) to convert some or all of the Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date (as defined below) into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series B Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the share of Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Share Price (as defined below); and

•	the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date and time by which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Share Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series B Preferred Stock to be converted; and

•	that the Series B Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series B Preferred Stock.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock.

Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Share Price.

The “Change of Control Conversion Date” is the date on which the shares of Series B Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Limited Voting Rights

Holders of the Series B Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting as a single class together with the holders of the Series A Preferred Stock and all other classes or series of parity preferred stock and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of at least 10% of such holders (together with any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) or at our next annual meeting and each subsequent annual meeting of stockholders, each additional director being referred to as a “Preferred Stock Director,” until all unpaid dividends with respect to the Series B Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. Preferred Stock Directors will be elected by a plurality of the votes cast by the outstanding Series B Preferred Stock and any other series of parity equity shares with like voting rights, voting together as a single class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series B Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding the meeting.

Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the outstanding Series B Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class), authorize, create, issue or increase the number of authorized or issued shares of, any class or series of equity shares ranking senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, or reclassify any of our authorized equity shares into such equity shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity shares. However, we may create additional classes of parity equity shares and junior equity shares, amend our charter and the Articles Supplementary to increase the authorized number of parity equity shares (including the shares of Series B Preferred Stock) and junior equity shares and issue additional series of parity equity shares and junior equity shares without the consent of any holder of Series B Preferred Stock.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our charter so as to materially and adversely affect the terms of the Series B Preferred Stock. If such amendment to our charter disproportionately affects the terms of the Series B Preferred Stock relative to the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series B Preferred Stock, voting separately as a class, is required. Holders of the Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Preferred Stock.

In any matter in which holders of Series B Preferred Stock may vote (as expressly provided in the Articles Supplementary), each Series B Preferred Stock shall be entitled to one vote per share.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports with the SEC.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire board, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the Articles Supplementary, provides that generally no person, other than certain exempted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series B Preferred Stock to convert such stock into our common stock as described above under “— Conversion Rights.” The Board of Directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Listing

We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GMRE PrB.” If the listing application is approved, we expect trading of the Series B Preferred Stock to commence within 30 days after initial delivery of the shares.

Transfer Agent, Registrar and Depositary

Equiniti Trust Company, LLC will be the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.

UNDERWRITING

Raymond James, BMO, Stifel and Baird (the “Representatives”) are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series B Preferred Stock set forth opposite the underwriter’s name.

Underwriters	Number of Shares
Raymond James & Associates, Inc.	480,000
BMO Capital Markets Corp.	480,000
Stifel, Nicolaus & Company, Incorporated	480,000
Robert W. Baird & Co. Incorporated	200,000
Janney Montgomery Scott LLC	120,000
B. Riley Securities, Inc.	80,000
Ladenburg Thalmann & Co. Inc.	80,000
Berenberg Capital Markets LLC	40,000
Colliers Securities LLC	40,000
Total	2,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of the Series B Preferred Stock sold under the underwriting agreement if any of these shares of Series B Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer some of the shares of the Series B Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of the Series B Preferred Stock to dealers at the public offering price less a concession not to exceed $0.50 per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $0.10 per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms.

We have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to 300,000 additional shares of the Series B Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares of the Series B Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment.

Listing

Prior to the Series B Preferred Stock offering, there has been no public market for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “GMRE PrB.” If the application is approved, we expect trading of the Series B Preferred Stock on the NYSE to begin within 30 days after the Series B Preferred Stock is first issued. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series B Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Underwriting Discounts and Expenses

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with the Series B Preferred Stock offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Series B Preferred Stock.

	Paid by us
	No Exercise	Full Exercise
Per share	$0.7875	$0.7875
Total	$1,575,000	$1,811,250

We estimate that our expenses related to this offering will be approximately $300,000, excluding the underwriting discount.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell shares of Series B Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and transactions that have the effect of stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares of Series B Preferred Stock either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and transactions that have the effect of stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of Series B Preferred Stock. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

No Sales of Similar Securities

For a period beginning on the date of this prospectus and through 30 days after the date of this prospectus, we have agreed that we will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Series B Preferred Stock or any other shares of our preferred stock ranking on parity with or senior to the Series B Preferred Stock or any securities convertible into or exercisable or exchangeable into shares thereof or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Preferred Stock (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Series B Preferred Stock within the meaning of Section 16 of the Exchange Act, or (iv) confidentially submit or publicly file with the SEC a registration statement under the Securities Act relating to the Series B Preferred Stock, or publicly disclose the intention to take any such action without the prior written consent of the Representatives provided, however, that the foregoing shall not apply to the sale of the Series B Preferred Stock to the Underwriters or the issuance of Series B Preferred OP Units by the Operating Partnership to us in connection with the contribution of the net proceeds received in connection with the offering and sale of the Series B Preferred Stock.

Extended Settlement

We expect that delivery of the Series B Preferred Stock will be made against payment thereof on or about November 20, 2025 which will be the fifth business day following the date of this prospectus supplement (such settlement cycle being herein referred to as “T+ 5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series B Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series B Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series B Preferred Stock who wish to trade shares of the Series B Preferred Stock prior to their date of delivery hereunder should consult their advisors.

Conflicts of Interest and Other Relationships

Affiliates of Raymond James, BMO and Stifel are lenders and/or agents under our Credit Facility, and, if we repay amounts outstanding from time to time under such Credit Facility with net proceeds from this offering, such affiliates may receive a portion of the net proceeds from this offering. Baird will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under our Credit Facility, in connection with this offering.

BMO, Stifel, Baird, Janney, B. Riley, Berenberg and Colliers and/or their respective affiliates are also sales agents, forward sellers and/or forward purchasers under our ”at the market offering” program. Under our “at the market offering” program, we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $300.0 million, including through forward sales.

In addition, in the ordinary course of their business activities, the underwriters may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and/or persons and entities with relationships with us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means such as email.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares of Series B Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares Series B Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area Retail Investors

The shares of Series B Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of Series B Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling shares of Series B Preferred Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The shares of Series B Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of Series B Preferred Stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares of Series B Preferred Stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P., Richmond, Virginia, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Global Medical REIT Inc. and the related financial statement schedule as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Global Medical REIT Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of the Global Medical REIT Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and related financial statement schedule are incorporated by reference in reliance upon the reports from such firm given their authority as experts in accounting and auditing.

PROSPECTUS

$750,000,000

Common Stock
Preferred Stock
Debt Securities

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus, at an aggregate public offering price that will not exceed $750,000,000.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “GMRE.” Our 7.50% Series A Cumulative Redeemable Preferred Stock is listed on the NYSE under the symbol “GMRE PrA,” The last reported sale price of our common stock on the NYSE on February 28, 2024 was $8.76 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under the section entitled “Risk Factors” on page 6 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2024

TABLE OF CONTENTS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “us” and “our company” refer to Global Medical REIT Inc., a Maryland corporation (the “Company”), together with its consolidated subsidiaries, including: (1) Global Medical REIT L.P. (the “Operating Partnership”), a Delaware limited partnership, and (2) Global Medical REIT GP LLC (the “GP”), a Delaware limited liability company, that is our wholly owned subsidiary and the sole general partner of our Operating Partnership.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and any accompanying prospectus supplement, as well as information that we have previously filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any accompanying prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. If you possess this prospectus or any accompanying prospectus supplement, you should find out about and observe these restrictions. This prospectus and any accompanying prospectus supplement are not an offer to sell our securities and are not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Plan of Distribution” in this prospectus.

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About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

Incorporation by Reference of Information Filed with the SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document which is incorporated by reference into this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A related to our 2023 annual meeting of stockholders, filed on March 31, 2023;

•	Our Current Report on Form 8-K, filed with the SEC on January 9, 2024;

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2016, including any amendment or report filed for the purpose of updating such description; and

•	the description of our 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) in our Registration Statement on Form 8-A filed with the SEC on September 14, 2017, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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To receive a free copy of any of the documents incorporated by reference into this prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (202) 524-6851 or submit a written request to Global Medical REIT Inc., 7373 Wisconsin Avenue, Suite 800, Bethesda, Maryland 20814.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You may inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.globalmedicalreit.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement of which this prospectus is a part is available to you on the SEC’s website.

Cautionary Note Regarding Forward-Looking Statements

When used in this prospectus and any accompanying prospectus supplement, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, statements pertaining to our trends, liquidity, capital resources, and the healthcare industry, the healthcare real estate markets and opportunity, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	difficulties in identifying healthcare facilities to acquire (due to increased cost of capital, competition or otherwise) and completing such acquisitions;

•	defaults on or non-renewal of leases by tenants;

•	our ability to collect rents;

•	increases in interest rates and increased operating costs;

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•	macroeconomic and geopolitical factors, including, but not limited to, inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions and ongoing geopolitical conflicts and war;

•	an epidemic or pandemic (such as the COVID-19 pandemic), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it;

•	our ability to satisfy the covenants in our existing and any future debt agreements;

•	decreased rental rates or increased vacancy rates, including expected rent levels on acquired properties;

•	adverse economic or real estate conditions or developments, either nationally or in the markets in which our facilities are located;

•	our failure to generate sufficient cash flows to service our outstanding obligations;

•	our ability to satisfy our short and long-term liquidity requirements;

•	our ability to deploy the debt and equity capital we raise;

•	our ability to hedge our interest rate risk;

•	our ability to raise additional equity and debt capital on terms that are attractive or at all;

•	our ability to make distributions on shares of our common and preferred stock or to redeem our preferred stock;

•	expectations regarding the timing and/or completion of any acquisition;

•	expectations regarding the timing and/or completion of dispositions, and the expected use of proceeds therefrom;

•	general volatility of the market price of our common and preferred stock;

•	changes in our business or our investment or financing strategy;

•	our dependence upon key personnel whose continued service is not guaranteed;

•	our ability to identify, hire and retain highly qualified personnel in the future;

•	the degree and nature of our competition;

•	changes in healthcare laws, governmental regulations, tax laws and similar matters;

•	changes in current healthcare and healthcare real estate trends;

•	changes in expected trends in Medicare, Medicaid and commercial insurance reimbursement trends;

•	competition for investment opportunities;

•	our failure to successfully integrate acquired healthcare facilities;

•	our expected capital and tenant improvement expenditures;

•	changes in accounting policies generally accepted in the United States of America;

•	lack of, or insufficient amounts of, insurance;

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•	other factors affecting the real estate industry generally;

•	changes in the tax treatment of our distributions;

•	our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to qualify for the safe harbor from the 100% prohibited transactions tax under the REIT rules with respect to our property dispositions; and

•	limitations imposed on our business due to, and our ability to satisfy, complex rules relating to REIT qualification for U.S. federal income tax purposes.

See Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 for further discussion of these and other risks, as well as the risks, uncertainties and other factors discussed in this prospectus and identified in other documents we may file with the SEC from time to time. You should carefully consider these risks before making any investment decisions in our company. New risks and uncertainties may also emerge from time to time that could materially and adversely affect us. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements.

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Global MedicaL REIT Inc.

Global Medical REIT Inc. (the “Company,” “us,” “we,” or “our”) is a Maryland corporation and internally managed REIT that owns and acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems.

We hold our facilities and conduct our operations through a Delaware limited partnership subsidiary named Global Medical REIT L.P. (the “Operating Partnership”). Our wholly owned subsidiary, Global Medical REIT GP LLC, is the sole general partner of our Operating Partnership and, as of December 31, 2023, we owned 92.91% of the outstanding common operating partnership units (“OP Units”) of our Operating Partnership, with an aggregate of 7.09% of the Operating Partnership owned by holders of long-term incentive plan units (“LTIP Units”) and third-party limited partners who contributed properties or services to the Operating Partnership in exchange for OP Units.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Our common stock is listed on the NYSE under the symbol “GMRE.” Our Series A Preferred Stock is listed on the NYSE under the symbol “GMRE PrA.” Our principal executive offices are located at 7373 Wisconsin Avenue, Suite 800, Bethesda Maryland, 20814. Our telephone number is (202) 524-6851. Our website is located at http://www.globalmedicalreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

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Risk Factors

Before purchasing any securities offered by this prospectus, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus, and any risks described in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

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Use of Proceeds

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general corporate purposes, including funding acquisitions, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

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Description of Capital Stock

Although the following summary describes the material terms of our capital stock, it is not a complete description of Maryland law or of our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings. See “Where You Can Find More Information.”

Description of Common Stock

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.001 par value per share. As of February 26, 2024, there were 65,574,549 shares of our common stock issued and outstanding. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval.

Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Dividends; Liquidation. Subject to the preferential rights, if any, of holders of any other class or series of stock, including our Series A Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, and subject to the rights of holders of our preferred stock, including our Series A Preferred Stock, if outstanding at such time.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holder of such share of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors. Directors are elected by a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present if the election is uncontested.

Other. Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of stock contained in our charter and the terms of any other class or series of stock, all our shares of common stock have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority) is specified in the corporation’s charter. Our charter provides that, except for amendments to the provisions of our charter relating to (i) the removal of directors, (ii) the restrictions on ownership and transfer of our capital stock and (iii) the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes to be cast on the matter) and certain amendments that require, pursuant to the MGCL, only approval by our board of directors, these actions may be taken only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Listing. Our common stock is currently listed on the NYSE under the symbol “GMRE.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

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Description of Series A Preferred Stock

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. 3,105,000 shares of preferred stock have been designated as shares of 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share. As of February 26, 2024, there were 3,105,000 shares of our Series A Preferred Stock issued and outstanding. Our charter authorizes the board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Our board of directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred stock of that class or series.

Reopening. The provisions of our charter establishing our Series A Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series A Preferred Stock, in order to issue additional shares of Series A Preferred Stock from time to time. We may in the future issue additional shares of Series A Preferred Stock without the consent of the holders of Series A Preferred Stock. Any additional shares of Series A Preferred Stock will have the same terms as our current Series A Preferred Stock. These additional shares of Series A Preferred Stock will, together with our current Series A Preferred Stock, constitute a single series of securities.

Maturity. Our Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series A Preferred Stock at our option as described below in “— Redemption at Our Option,” or (ii) they are converted by the holder of such Series A Preferred Stock in the event of a Change of Control as described below in “— Conversion Right upon a Change of Control.”

Ranking. Our Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

1)	senior to our common stock and to any other class or series of our equity shares, currently issued or issued in the future, expressly designated as ranking junior to the Series A Preferred Stock;

2)	on parity with any preferred or convertible preferred stock ranking on parity with the Series A Preferred Stock, currently issued or issued in the future; and

3)	junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series A Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, which issuance is subject to the approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and any parity preference shares.

The term “equity shares” does not include convertible or exchangeable debt securities, which debt securities would rank senior to the Series A Preferred Stock.

Dividends. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends from the original issue date or the immediately preceding dividend payment date, as applicable, quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, a “dividend payment date”). These cumulative cash dividends will accrue on the liquidation preference amount of $25.00 per share at a rate per annum equal to 7.50% of the liquidation preference of $25.00 per share (equivalent to $1.875 per annum per share) with respect to each dividend period from and including the original issue date. If we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date or the most recent dividend payment date at which dividends were paid in full.

Dividends will be payable to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series A Preferred Stock are the January 15, April 15, July 15 or October 15 immediately preceding the relevant dividend payment date (each, a “dividend record date”). The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

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A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date. Dividends payable on the Series A Preferred Stock will be computed based on a 360-day year consisting of twelve 30-day months and will be calculated from the original issue date.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock described above. Any dividend payment made on the Series A Preferred Stock shall be first credited against the earliest accumulated but unpaid dividend due with respect to those shares.

If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”), which we refer to as a Capital Gains Amount, any portion of the dividends, as determined for U.S. federal income tax purposes, paid or made available for that year to holders of all classes of our shares of capital stock, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock will be in proportion to the amount that the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of Series A Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Our Series A Preferred Stock ranks junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

So long as any shares of Series A Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity securities, and no junior equity securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation does not apply to:

•	repurchases, redemptions or other acquisitions of junior equity shares of the Company in connection with any employee incentive or benefit plan;

•	an exchange, redemption, reclassification or conversion of any class or series of the Company’s junior equity shares, or any junior equity shares or securities of a subsidiary of the Company, for any class or series of the Company’s junior equity shares; or

•	any dividend in the form of shares of capital stock, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

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“Junior equity shares” mean any class or series of shares of capital stock of the Company that ranks junior to the Company as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Junior equity shares include shares of our common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity equity shares, all dividends declared upon the Series A Preferred Stock and all such parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity equity shares payable on such dividend payment date (or, in the case of parity equity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

Our board of directors will not authorize and we will not pay or set apart for payment dividends on our Series A Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules.

Future distributions on our common stock and preferred stock, including our Series A Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, our revolving credit facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series A Preferred Stock. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on our Series A Preferred Stock, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our board of directors (or a duly authorized committee of the board of directors) and may be declared and paid on our common stock and any shares of capital stock ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of our Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, and before any distribution of assets is made to holders of common stock or of any of our other classes or series of stock ranking junior to the Series A Preferred Stock as to such a distribution, a liquidating distribution in the amount of $25.00 per share, plus accumulated and unpaid dividends (whether or not authorized or declared) through but excluding the date of the final distribution to such holders. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any of our other shares of capital stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other shares will be paid ratably in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accumulated but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any of our other shares of capital stock ranking equally as to the liquidation preference, the holders of our shares of capital stock ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

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For purposes of this section, the merger or consolidation of the Company with or into any other entity, a statutory share exchange or the sale, transfer or conveyance of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company. See “— Conversion Right upon a Change of Control” below for information about conversion of the Series A Preferred Stock in the event of a change of control of the Company.

Limited Voting Rights. Holders of the Series A Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series A Preferred Stock (voting as a single class together with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and at each subsequent annual meeting of stockholders, each additional director being referred to as a “Preferred Stock Director,” until all unpaid dividends with respect to the Series A Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. Each Preferred Stock Director will be elected by a plurality of the votes cast by the outstanding shares of Series A Preferred Stock and any other series of parity equity shares with like voting rights, voting together as a single class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series A Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding the meeting.

Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class), authorize, create, issue or increase the number of authorized or issued shares of any class or series of equity shares ranking senior to the Series A Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, or reclassify any of our authorized equity shares into such equity shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity shares. However, we may create additional classes of parity equity shares and junior equity shares, amend or supplement our charter to increase the authorized number of shares of parity equity shares (including the shares of Series A Preferred Stock) and junior equity shares and issue additional series of parity equity shares and junior equity shares without the consent of any holder of Series A Preferred Stock.

In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect the voting rights, powers or preferences of the Series A Preferred Stock, unless the Series A Preferred Stock remains outstanding without the terms thereof being materially adversely changed in any way adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Stock. If such amendment to our charter disproportionately affects the terms of the Series A Preferred Stock relative to the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting separately as a class) is required.

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In any matter in which holders of Series A Preferred Stock may vote (as expressly provided in the terms of the Series A Preferred Stock), each holder of Series A Preferred Stock shall be entitled to one vote per share.

Information Rights. During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will post to our website or mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports with the SEC.

Listing. The Series A Preferred Stock is listed on the NYSE under the symbol “GMRE PrA.”

Transfer Agent, Registrar and Depositary. American Stock Transfer & Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series A Preferred Stock.

No Maturity, Sinking Fund or Mandatory Redemption. Our Series A Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Accordingly, our Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control (as defined below) by the holders of the Series A Preferred Stock.

Redemption at Our Option. We may, at our option, redeem our Series A Preferred Stock for cash in whole or in part, from time to time, at any time, upon not less than 30 days nor more than 60 days’ notice, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock. Investors should not expect us to redeem the Series A Preferred Stock on any particular date in the future or at all.

If Series A Preferred Stock is to be redeemed, the notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage pre-paid, not less than 30 days nor more than 60 days prior to the date of redemption, addressed to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Company’s share transfer records (provided that, if the shares of Series A Preferred Stock are held in book-entry form through the Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed for trading, each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Stock, such Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will cease, except the right to receive the redemption price, without interest from the date of such redemption.

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In the case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

We may also redeem the Series A Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”

Special Redemption Option upon a Change of Control. Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series A Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared), to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.

We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the special redemption price;

•	a statement setting forth the calculation of such special redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

•	that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such shares of Series A Preferred Stock;

•	that the shares of Series A Preferred Stock are being redeemed pursuant to our special redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

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A “Change of Control” means, after the initial issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE American LLC or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American LLC or Nasdaq.

Conversion Right Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem, in whole or in part, the Series A Preferred Stock as described above under “— Redemption at Our Option”) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the share of Series A Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Share Price (as defined below); and

•	5.3419 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

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If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date and time by which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Share Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series A Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Stock to be converted; and

•	that the Series A Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series A Preferred Stock.

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We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Share Price.

The “Change of Control Conversion Date” is the date on which the shares of Series A Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Restrictions on Ownership and Transfer

For us to qualify and maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

To assist us in maintaining our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, restricts the amount of shares of our stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially owning our shares of capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (“TRS”)) of our real property within the meaning of Section 856(d)(2)(B) of the Code and (iv) beneficially or constructively owning our shares of capital stock if such beneficial or constructive ownership would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operator that manages a “qualified healthcare property” for a TRS of ours failing to qualify as an “eligible independent contractor” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of capital stock that resulted in a transfer of shares of our capital stock to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

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Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder limit (as defined in our charter) for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption and establishing or increasing the excepted holder limit will not cause us to lose our status as a REIT. Our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to ensure our status as a REIT.

Any attempted transfer of our shares of capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the stock ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares of capital stock or otherwise be in the best interest of our stockholders.

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Description of Debt Securities

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be elected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. The Indenture (for Debt Securities) does not limit the amount of secured indebtedness that we may issue or incur.

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership and its subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

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Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•	the date from which any interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates for the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material U.S. federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

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•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

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We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

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Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction;

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

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At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

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We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

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The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

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For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of trustees appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

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Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

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Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when any of the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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Certain Provisions of Maryland Law and of Our Charter and Bylaws

Although the following summary describes certain provisions of Maryland law and of our charter and bylaws, which are incorporated herein by reference to the Company’s SEC filings, it is not a complete description of Maryland law and our charter and bylaws. See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of directors of our Company will not be less than the minimum number required under the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen, and the number of directors of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of directors. Our charter provides for an election to be subject to Title 3, Subtitle 8 of the MGCL and therefore, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Pursuant to our charter and bylaws, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors are elected by a majority of votes cast; provided, however, that directors are elected by a plurality of the votes cast at a meeting of stockholders for which our Secretary determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting of stockholders. Holders of shares of our common stock have no right to cumulative voting in the election of directors, and directors are elected by a majority of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

Our charter provides that, subject to the rights of holders of any series of preferred stock, a director may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, generally precludes stockholders from (i) removing incumbent directors except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions.

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

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Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed only for cause, (2) vest in the board of directors the exclusive power to fix the number of directors and (3) require, unless called by our Chairman, Chief Executive Officer, President or board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders. Our charter contains a provision electing to be subject to the provisions of Subtitle 8 such that all vacancies on our board of directors can be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland corporations, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of the corporation’s outstanding voting stock and (b) two-thirds of the votes entitled to be cast by holders of the corporation’s voting stock other than stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors, including a majority of directors who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of corporation. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

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A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. Our bylaws also provide that such provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of directors is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our charter and bylaws, as applicable, on removal of directors and the filling of director vacancies and the restrictions on ownership and transfer of stock, together with the advance notice and stockholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our shares of common stock or otherwise be in their best interests.

Meetings of Stockholders

Pursuant to our charter and bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, our Chairman, Chief Executive Officer, President or board of directors may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting complying with our bylaws and containing the information required by our bylaws.

Mergers; Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot merge with another entity, dissolve, convert into or consolidate with another entity, sell all or substantially all of its assets, or engage in a statutory share exchange unless advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken only if such action is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

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Amendments to Our Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the company’s charter. Our charter provides that except for amendments to the provisions of our charter related to (i) the removal of directors, (ii) the restrictions on transferred ownership of our capital stock and (iii) the vote required to amend such amendment provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments that pursuant to the MGCL require only approval by our board of directors, our charter may be amended only with the approval of our board of directors and the affirmative vote of the holders of shares of not less than a majority of all of the votes entitled to be cast on the matter.

Generally, our board of directors and stockholders have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws; provided, however, that certain bylaws may only be altered or repealed by our board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors at an annual meeting and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder and at the time of the annual meeting (and any postponement or adjournment thereof), and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of the giving of notice by the stockholder and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws.

Limitation of Directors’ and Officers’ Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

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However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves, and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

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Material U.S. Federal Income Tax Considerations

This section summarizes the material U.S. federal income tax considerations that you, as a prospective holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that holders hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

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WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION, AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were re-domesticated on January 6, 2014 as a Maryland corporation. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2016 through December 31, 2022, and our organization and current and proposed method of operations will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2023, and thereafter. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation, and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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•	We will pay U.S. federal income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“Foreclosure Property”) that we hold primarily for sale to customers in the ordinary course of business and have elected to treat as Foreclosure Property, and

•	other non-qualifying income from Foreclosure Property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than Foreclosure Property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRS we may form in the future that are not conducted on an arm’s-length basis.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate (currently 21%) if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including our TRS and any other TRS we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, our TRS and any other TRS we may form in the future will be subject to U.S. federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied beginning with our 2017 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining shares ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

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Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock to assist us in maintaining our qualification as a REIT. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the shares issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and gross income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its parent REIT. In addition, a REIT will be subject to a 100% penalty tax on certain payments received from, or on certain expenses deducted by, a TRS if that IRS were to successfully assert that the economic arrangements between the REIT and the TRS were not comparable to similar arrangements among unrelated parties. Any income earned by a TRS that is attributable to services provided to its parent REIT, or on behalf of any of its tenants, that is less than the amount that would have been charged based upon arm’s-length negotiations, will also be subject to a 100% penalty tax.

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A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” under two scenarios. Under the first scenario, rent we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the healthcare facility is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the healthcare facility is substantially comparable to rents paid by other tenants of the healthcare facility for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Under the second scenario, rents that we receive from a TRS will qualify as “rents from real property” if the TRS leases a healthcare facility from us that is a “qualified health care property” and such healthcare facility is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the TRS (an “Eligible Independent Contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. We do not currently intend to lease our healthcare facilities to a TRS. However, we may lease healthcare facilities that we currently own or acquire to a TRS in the future, to the extent such healthcare facilities qualify as “qualified health care properties.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than:

•	property held primarily for sale to customers in the ordinary course of business; and

•	debt instruments issued by “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act), unless the debt instrument is secured by real property or an interest in real property;

•	income derived from the operation, and gain from the sale, of Foreclosure Property;

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

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Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. “Rents from real property” is qualifying income for both 75% and 95% gross income tests. Our leases generally are on a “triple-net” basis, requiring the tenant-operators to pay substantially all expenses associated with the operation of the healthcare facilities, such as real estate taxes, insurance, utilities, services, maintenance and other operating expenses and any ground lease payments. Rents under our leases will constitute “rents from real property” only if the leases are treated as “true leases” for U.S. federal income tax purposes and are not treated as service contracts, joint ventures, financing arrangements or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (e.g., whether the tenant has substantial control over the operation of the property or whether the tenant was required simply to use its best efforts to perform its obligations under the agreement);

•	the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the tenant bears the risk of increases in operating expenses or the risk of damage to the property); and

•	the extent to which the property owner retains the burdens and benefits of ownership of the property.

We believe that each of our leases will be treated as a “true lease” for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:

•	we and the tenants intend for each relationship between them to be that of a lessor and lessee and such relationship will be documented by lease agreements;

•	the tenants have the right to exclusive possession and use and quiet enjoyment of the property during the term of the leases;

•	the tenants bear the cost of, and are responsible for, day-to-day maintenance and repair of the property, and will dictate how the properties are operated, maintained and improved;

•	the tenants bear all of the costs and expenses of operating the healthcare facilities during the terms of the leases;

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•	the tenants benefit from any savings in the costs of operating the property during the terms of the leases;

•	the tenants generally are required to indemnify us against all liabilities imposed on us during the term of the leases by reason of (a) injury to persons or damage to property occurring at the property, or (b) the use, management, maintenance or repair of the property;

•	the tenants are obligated to pay rent for the period of use of the property;

•	the tenants stand to reap substantial gains (or incur substantial losses) depending on how successfully they operate the property;

•	the useful lives of the property are significantly longer than the terms of the leases; and

•	we will receive the benefit of increases in value, and will bear the risk of decreases in value, of the properties during the terms of the leases.

If the IRS were to challenge successfully the characterization of our leases as true leases, we would not be treated as the owner of the healthcare facility in question for U.S. federal income tax purposes. There are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially similar to those contained in our leases that address whether such leases constitute true leases for U.S. federal income tax purposes. If our leases are recharacterized as partnership agreements, rather than true leases, part or all of the payments that we receive from the tenant-operators may not be considered rent or may not otherwise be treated as qualifying income. In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose REIT qualification. If any of our leases from a sale-leaseback transaction is recharacterized as a financing transaction or loan for U.S. federal income tax purposes, the seller-lessee would be the owner of the healthcare facility and the IRS would disallow our deductions for depreciation and cost recovery relating to the leased healthcare facilities. As a result, the amount of our REIT taxable income could be recalculated, which might cause us to fail to meet the distribution requirement required for REIT qualification. See “—Distribution Requirements.”

We will continue to use our best efforts to structure any leasing transaction, including leasing transactions from our sale-leaseback transactions, so that the lease will be characterized as a true lease and we will be treated as the owner of the healthcare facility in question for U.S. federal income tax purposes. We will not seek an advance ruling from the IRS and do not intend to seek opinions of counsel that our leases will be treated as the owner of any other leased healthcare facilities for U.S. federal income tax purposes, and thus there can be no assurance that our leases will be treated as true leases for U.S. federal income tax purposes.

In addition, rent received on a lease that is respected as a true lease will qualify as “rents from real property” only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

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If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular healthcare facility does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for TRSs or (3) we furnish non-customary services to the tenant-operators of the healthcare facility in excess of the one percent threshold, or manage or operate the healthcare facility, other than through a qualifying independent contractor or a TRS, none of the rent from that healthcare facility would qualify as “rents from real property.”

Currently, we do not lease significant amounts of personal property pursuant to our leases nor do we lease our properties to related party tenants. None of the rental provisions of our lease terms are based, in whole or in part, on the income or profits of any person. Moreover, we do not currently perform any services other than customary ones for our tenant-operators, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenant-operators may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described above for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the healthcare facility is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the healthcare facility is substantially comparable to rents paid by other tenant-operators of the healthcare facility for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Under the second exception, a TRS is permitted to lease properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or provide rights to any brand name under which any health care facility is operated. Rent that we receive from a TRS will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the TRS by an Eligible Independent Contractor. We do not currently intend to lease healthcare facilities to a TRS. However, we may lease healthcare facilities that we currently own or acquire to a TRS in the future, to the extent such properties qualify as “qualified health care properties.”

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Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of gross receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than Foreclosure Property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our healthcare facilities have been or will be held primarily for sale to customers and that any sales of our healthcare facilities have not been and will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than Foreclosure Property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

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•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-Foreclosure Property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.

Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from Foreclosure Property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from Foreclosure Property will qualify under the 75% and 95% gross income tests. Foreclosure Property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as Foreclosure Property.

Foreclosure Property also includes certain “qualified health care properties” (as defined above under “—Taxable REIT Subsidiaries”) acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

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A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be Foreclosure Property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and Foreclosure Property ceases to be Foreclosure Property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

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Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	shares (or transferable certificates of beneficial interest) in other REITs and debt instruments issued by “publicly offered REITs”; and

•	investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

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Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from Foreclosure Property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

In addition to the annual distribution requirement described above, to continue to qualify as a REIT, we must not have any non-REIT accumulated earnings and profits, as measured for U.S. federal income tax purposes, at the end of any REIT taxable year. We were required distribute any such non-REIT accumulated earnings and profits that we had when we elected to be taxable as a REIT prior to the end of our first REIT taxable year, which ended December 31, 2016. We did not have any earnings and profits from prior years and we believe we made sufficient distributions in 2016 such that we did not have any undistributed non-REIT earnings and profits at the end of 2016. However, no complete assurance can be provided that we accurately determined our non-REIT earnings and profits or distributed those amounts before the end of our first REIT year. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first REIT taxable year or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

We will pay U.S. federal income tax on taxable income, including net capital gain that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

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We may elect to retain and pay U.S. federal income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

Limitations on Deductions. It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

A taxpayer’s net interest expense deduction may be limited to 30% (adjusted, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for their 2020 taxable years under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”)) of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022, deductions for depreciation, amortization, or depletion. Under the CARES Act, a taxpayer may have elected to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation in its 2020 taxable year. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships, including, under the CARES Act, the ability for a partner allocated disallowed interest with respect to the partnership’s 2019 taxable year to deduct 50% of such amount in its 2020 taxable year).

A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and thus will have elected to opt out of the limits on interest deductibility.

In addition, for taxable years beginning after December 31, 2020, the NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carryforward (but not carryback) unused NOLs.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

Elective Cash/Stock Dividends. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we do not currently intend to pay dividends in our stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid U.S. federal income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

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Recordkeeping Requirements

We must maintain certain records in order to qualify and maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal corporate income tax. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock.

As used herein, the term “U.S. stockholder” means a beneficial owner of our capital stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

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As long as we maintain our qualification as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” eligible for the 20% deduction. However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below. Without further legislation, this deduction will sunset after 2025.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, reduced by the 20% deduction described above.

However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS of ours, and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Individuals, trusts, and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends without regard to how long the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.”

We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such shares. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

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U.S. stockholders may not include in their individual U.S. federal income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges our commons stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Preferred Stock

In general, a redemption of any preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary U.S. federal income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

•	results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

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In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Taxation of Taxable U.S. Stockholders” above. In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class of stock held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.

The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our stock. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares of stock; or

•	a group of pension trusts individually holding more than 10% of the value of our shares of stock collectively owns more than 50% of the value of our shares of stock.

Taxation of Non-U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

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However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (discussed below).

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of shares that is regularly traded on an established securities market to a less-than-10% holder of such shares and (2) distributions to “qualified shareholders” and a “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

However, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on such class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is regularly traded on an established securities market in the United States. If our common stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

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Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business, and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below), and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as “United States real property holding corporation” under FIRPTA if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with the a U.S. trade or business, and thus will not be subject to FIRPTA withholding as described above.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA. Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

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Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a United States real property holding corporation (“USRPHC”) during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test has been or will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that our common stock is regularly traded on an established securities market.

In addition, a sale of our stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our stock, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our shares of stock are sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our stock will be taxable to such non-U.S. stockholder if (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

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A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. stockholders who own our shares of stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “Check-the-Box Regulations”); and

•	is not a “publicly traded partnership.”

Under the Check-the-Box Regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

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A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe that our Operating Partnership and each other Partnership in which we own an interest qualifies for the Private Placement Exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“Built-in Gain” or “Built-in Loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no Book-Tax Difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a Built-in Gain or a Built-in Loss in exchange for OP Units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a Book-Tax Difference. As a result of that Book-Tax Difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.

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The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a Book-Tax Difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for U.S. federal income tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our Operating Partnership will use to account for Book-Tax Differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their Built-in Gain or Built-in Loss on those properties for U.S. federal income tax purposes. The partners’ Built-in Gain or Built-in Loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the Book-Tax Difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. The partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on the audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. These partnership audit rules could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of any of the Partnerships. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

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Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our securities.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective securityholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

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Plan of Distribution

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters or dealers for resale to the public or to investors;

•	directly to agents;

•	in “at the market offerings,” within the meaning of Rule 415 of the Securities Act;

•	directly to investors;

•	through a combination of any of these methods of sale; or

•	in any manner, as provided in the accompanying prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

Subject to maintaining our qualification as a REIT, we may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

•	loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the terms of the securities offered;

•	any over-allotment options under which underwriters or agents may purchase or place additional securities;

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•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE. The offering agent may be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at the market offering.”

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

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Underwriting Compensation

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a “conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Trading Markets and Listing of Securities

Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock and our Series A Preferred Stock, which are listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Legal Matters

Certain legal matters in connection with the offering of securities covered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of Maryland law, Venable LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements, and the related financial statement schedule, of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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2,000,000 Shares

8.00% Series B Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Raymond James	BMO Capital Markets	Stifel	Baird

Co-Managers
Janney Montgomery Scott	B. Riley Securities	Ladenburg Thalmann
Berenberg	Colliers Securities LLC

November 13, 2025